UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): March 31, 2006

Primal Soloutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-46494	36-4170318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18881 Von Karman Avenue Suite 500 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (919) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On March 31, 2006, Primal Solutions, Inc. (the “Company”) and its wholly owned subsidiary, Wireless Billing Systems (“WBS”) entered into a Purchase Agreement and related agreements with Special Situations Fund III QP, L.P. and four related funds (the “SSF Funds”), pursuant to which the Company completed on the same date a private placement of $1,500,000 in aggregate principal amount of its 5% Senior Secured Convertible Notes (the “Notes”) and warrants to purchase 7,500,000 shares (the “Warrants”) of the Company’s common stock, par value $.01 per share (the “Common Stock”). The Company intends to use the net proceeds from the offering for working capital, debt service, advisory fees and general corporate purposes. Following the transaction, SSF beneficially owns approximately 64% of the Company’s outstanding Common Stock.

The Notes are due March 31, 2008 and will pay interest semi-annually, in cash. The Notes are secured by a first priority security interest in all of the assets of the Company and WBS pursuant to the terms of a Pledge and Security Agreement. Upon election of the SSF Funds, outstanding principal and accrued but unpaid interest on the Notes may be converted at any time into shares of Common Stock at a conversion price of $.10 per share, subject to adjustment in certain circumstances. The Warrants expire March 31, 2008 and are exercisable for cash at an exercise price of $0.15 per share, subject to adjustment in certain circumstances.

Pursuant to a Registration Rights Agreement, the Company has agreed to file a registration statement, registering for resale the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, by the earlier of (i) the fourteenth day after the filing by the Company of its Annual Report on Form 10-KSB with the SEC or (ii) April 30, 2006, and thereafter to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable. In the event the registration statement is not filed on time or is not declared effective by July 14, 2006 (if it is subject to review by the Securities and Exchange Commission), the Company will be required to pay liquidated damages of 1.5% of the aggregate amount invested by the investors for each 30-day period or pro rata for any portion thereof until the default is cured.

So long as any Notes are outstanding, Special Situations Fund III QP, L.P. has the right to designate one person for election to the board of directors of the Company. The Company is required to use its commercially reasonable efforts to cause the such designee to be elected to the Company’s board of directors.

The Notes, the Warrants and the shares of Common Stock underlying the Notes and the Warrants have not been registered under the Securities Act of 1933, as amended (“Securities Act”), in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D Rule 506 promulgated under the Securities Act, which exempts transactions by an issuer not involving any public offering. The Notes and Warrant certificates bear a legend stating that they (and the shares of Common Stock underlying these securities) have not been registered under the Securities Act and are subject to restrictions on transfer.

On April 3, 2005, Primal issued a press release announcing the completion of the private placement. The press release is furnished herewith as Exhibit 99. Further information regarding the private placement can be found in the Purchase Agreement, Form of Note, Form of Warrant, Registration Rights Agreement and Pledge and Security Agreement attached as exhibits to this Form 8-K.

The information contained in this Form 8-K does not constitute an offer of any securities for sale. In addition, the securities issued or issuable in the transactions described above have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03               Creation of a Direct Financial Obligation

The information required to be disclosed hereunder in respect of the Notes is set forth in response to Item 1.01 above and is incorporated herein by this reference.

Also on March 31, 2006, WBS’s existing 2005 Amended and Restated Promissory Note in the aggregate principal amount of $982,243.40, issued to Lightbridge, Inc. (“Lightbridge”), was replaced with a 2006 Amended and Restated Promissory Note, dated March 31, 2006, in the same aggregate principal amount (the “2006 Lightbridge Note”), to change the payment terms from monthly payments of $15,000 from January to June 2006 and then $25,000 beginning in July 2006 until the note would be paid in full, to payments of interest only retroactively from January 2006 to January 2007 at which time monthly principal and interest payments commence in the amount of $20,000 until paid in full. Primal has guaranteed the obligations of WBS under the 2006 Lightbridge Note. In connection with the private placement, the obligations under the 2006 Lightbridge Note were subordinated to the Notes issued in the private placement.. Primal has guaranteed the obligations of WBS under the 2006 Lightbridge Note. In connection with the private placement, the obligations under the 2006 Lightbridge Note were subordinated to the Notes issued in the private placement.

Item 3.02.              Unregistered Sales of Equity Securities

The information required to be disclosed hereunder in respect of the Warrants issued to purchasers of the Notes is set forth in response to Item 1.01 above and is incorporated herein by this reference.

Item 5.01.              Changes in Control of Registrant

The information required to be disclosed hereunder in respect of the change in control of the Company as a result of the private placement is set forth in response to Item 1.01 above and is incorporated herein by this reference.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description
4.1	Form of 5% Senior Secured Convertible Note, dated March 31, 2006
10.1	Purchase Agreement, dated as of March 31, 2006, by and among the Company,

Wireless Billing Systems and the investors named on the signature pages thereto
10.2	Pledge and Security Agreement, dated as of March 31, 2006, by and among the Company, Wireless Billing Systems and the investors named on the signature pages thereto
10.3	Form of Warrant to purchase shares of Common Stock, dated March 31, 2006
10.4	Registration Rights Agreement, dated as of March 31, 2006, by and between the Company and the investors named on the signature pages thereto
99	Press Release, dated April 3, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primal Solutions, Inc.
(Registrant)

Date: April 3, 2006	By:	/s/ Joseph R. Simrell
		Name:	Joseph R. Simrell
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of 5% Senior Secured Convertible Note, dated March 31, 2006
10.1	Purchase Agreement, dated as of March 31, 2006, by and among the Company, Wireless Billing Systems and the investors named on the signature pages thereto
10.2	Pledge and Security Agreement, dated as of March 31, 2006, by and among the Company, Wireless Billing Systems and the investors named on the signature pages thereto
10.3	Form of Warrant to purchase shares of Common Stock, dated March 31, 2006
10.4	Registration Rights Agreement, dated as of March 31, 2006, by and between the Company and the investors named on the signature pages thereto
99	Press Release, dated April 3, 2006